INDEPENDENT AUDITOR'S CONSENT


I consent to the use in this Registration Statement of Integrated Communication Networks, Inc., on Amendment No. 1 to Form S-1 of my report dated February 3, 1999 appearing in the Prospectus, which is part of this Registration Statement, and of my report dated February 3, 1999 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

I also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Jaak (Jack) Olesk
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JAAK (JACK) OLESK
Certified Public Accountant
Beverly Hills, California
May 8, 2000